   As filed with the Securities and Exchange Commission on September 21, 2001
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                            FALCONSTOR SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   77-0216135
                                   ----------
                                  (IRS Employer
                             Identification Number)

                       ----------------------------------

                                 125 Baylis Road
                            Melville, New York 11747
                           (631) 777-5188 (Telephone)
                           (631) 501-7633 (Telecopier)
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)

                       ----------------------------------

                                  ReiJane Huai
                            FalconStor Software, Inc.
                                 125 Baylis Road
                            Melville, New York 11747
                                 (631) 777-5188
            (Name, Address, Including Zip Code, and Telephone Number
                              of Agent for Service)

                                    Copy to:
                              Steven Wolosky, Esq.
               Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                       ----------------------------------

            Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

            If the only  securities  being  registered  on this  Form are  being offered pursuant to dividend or interest  reinvestment  plans,  please check the following box. / /

            If any of the  securities  being  registered  on this Form are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933,  other than  securities  offered only in connection with dividend or interest reinvestment plans, check the following box. / /

            If this  Form is  filed to  register  additional  securities  for an offering  pursuant to Rule 462(b)  under the  Securities  Act,  please check the following box and list the Securities Act  registration  statement number of the earlier effective registration statement for the same offering. / /

            If this Form is a  post-effective  amendment  filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. / /

            If delivery  of the  prospectus  is expected to be made  pursuant to
Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                           Proposed         Proposed
                                         Amount             Maximum          Maximum          Amount of
   Title of Each Class of                to be          Offering Price      Aggregate       Registration
Securities to be Registered          Registered(1)         Per Share     Offering Price        Fee(4)
-----------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value         28,247,984          $7.34(1)        $207,340,203       $54,737.81
-----------------------------------------------------------------------------------------------------------
===========================================================================================================

(1)   Estimated  in  accordance  with Rule  457(c)  solely  for the  purpose  of calculating the registration fee based upon the closing sales price of the
      Company's Common Stock, $.001 par value (the "Common Stock"),  as reported on the Nasdaq National Market on September 17, 2001.

            The  Registrant  hereby amends this  Registration  Statement on such date or  dates as may be  necessary  to  delay  its  effective  date  until  the
Registrant shall file a further  amendment which  specifically  states that this
Registration  Statement  shall  thereafter  become  effective in accordance with
Section  8(a)  of  the  Securities  Act  of  1933,  as  amended,  or  until  the
Registration Statement shall become effective on such date as the Securities and
Exchange Commission, acting pursuant to said Section 8(a) may determine.

                       ----------------------------------

                        28,247,984 SHARES OF COMMON STOCK

                            FALCONSTOR SOFTWARE, INC.

            The selling stockholders listed on pages 11 to 13 of this prospectus are  offering  and  selling up to  28,247,984  shares of our Common  Stock.  All proceeds from the sale of the Common Stock under this  prospectus will go to the selling stockholders.

            Our Common  Stock is listed  under the  symbol  "FALC" on the Nasdaq
National Market.  The last reported sale price on the Nasdaq National Market for our Common Stock on September 17, 2001 was $7.34 per share.

--------------------------------------------------------------------------------

            THIS  INVESTMENT  INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
ON PAGES 5 THROUGH 9 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE
SECURITIES  COMMISSION  HAS  DETERMINED  WHETHER THIS  PROSPECTUS IS TRUTHFUL OR
COMPLETE.  THEY  HAVE NOT MADE,  NOR WILL THEY  MAKE,  ANY  DETERMINATION  AS TO
WHETHER ANYONE SHOULD BUY THESE SECURITIES.  ANY  REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

               The date of this Prospectus is September __, 2001.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................................................4
RISK FACTORS...............................................................................................5
    Failure of the merger to achieve potential benefits could harm our business and operating results..................................................................................5

    We have had limited revenues and a history of losses, and we may not achieve or maintain profitability......................................................................5

    Network Peripherals Inc. may have liabilities and ongoing obligations to certain customers and suppliers as a result of the winding down of its business. ............................................5

    The market for IP-based storage solutions is new and uncertain, and our business will suffer if it does not develop as we expect...............................................5

    If we are unable to develop and manufacture new products that address additional storage networking infrastructure software market segments, our operating results may suffer.......................................................................6

    Our complex products may have errors or defects that could result in reduced demand for our products or costly litigation...........................................................6

    Through June 30, 2001, we received 49% of our revenues from a one-time consulting fee and a majority of our future revenues may be derived from OEMs and resellers............6

    Our quarterly results may fluctuate significantly, which could cause our stock price to decline........7

    The storage networking infrastructure software market is highly competitive and intense competition could negatively impact our business...............................7

    The loss of any of our key personnel could harm our business...........................................7

    Our board of directors may selectively release shares of our common stock received by the former FalconStor, Inc. stockholders from lock-up restrictions.........................8

    If we are unable to protect our intellectual property, our business will suffer........................8

    Our technology may be subject to infringement claims that could harm our business......................8

    We have a significant amount of authorized but unissued preferred stock, which may affect the likelihood of a change of control in our company..................................8

    We have a significant number of outstanding warrants and options, the exercise of which would dilute the then-existing stockholders' percentage ownership of our common stock........................9

USE OF PROCEEDS............................................................................................9

                               PROSPECTUS SUMMARY

                            FALCONSTOR SOFTWARE, INC.

            We are a provider of storage networking infrastructure software. Our open software  approach to storage  networking  enables companies to capture and manipulate  the  expanding  volume  of  enterprise  data  and  existing  storage
solutions,   without   rendering  those  solutions   obsolete.   By  moving  the
"intelligence"  of  storage  management  from  hardware  to  software,  we allow companies  to adopt  Fibre  Channel  technology  while  maximizing  their  prior investments in Ethernet information technology, or IT, infrastructure and taking full advantage of the ubiquitous connectivity of the industry-standard  internet
protocol,   or  IP.  Our  software   technology  can  rapidly   embrace  various
input/output, or I/O, interface, communications standards and innovative storage services as they are  introduced.  Our flagship IPStor product began shipping in
May  2001.  IPStor  is  a  storage  solution  that  combines   industry-standard
connectivity  with  next-generation  network storage  services,  offering large,
widely-dispersed   enterprises  a  complete  storage  management  solution  that includes  all  four  of  the  key  service  categories:  universal  connectivity
supporting  both  Fibre  Channel  and   IP/iSCSI-based   storage   provisioning,
virtualization;  storage services such as fail-over, mirroring,  replication and snapshot,  and  unified  storage  area  network,  or SAN,  and  network-attached storage, or NAS. Our commitment to open standards and universal connectivity has been endorsed by industry leaders such as Adaptec,  Cisco,  Crossroads,  Emulex,
Gadzoox, IBM, NEC and QLogic.

                                CORPORATE HISTORY

            Network  Peripherals  Inc. was  incorporated  in California in March
1989  and  was  reincorporated  in  Delaware  in  1994.  FalconStor,   Inc.  was
incorporated in Delaware in February 2000.

            On August 22, 2001, we  consummated  an Agreement and Plan of Merger and Reorganization  between us,  FalconStor,  Inc., and Empire Acquisition Corp.
whereby the  stockholders  of  FalconStor,  Inc.  received  our common  stock in exchange for the shares or FalconStor capital stock they owned, and our name was changed from Network Peripherals Inc. to FalconStor  Software,  Inc. Although we
acquired   FalconStor,   Inc.  as  a  result  of  the  transaction,   FalconStor
stockholders hold a majority of the voting interests in the combined enterprise.
Accordingly,   for  accounting   purposes,   the   acquisition  was  a  "reverse
acquisition" and FalconStor was the "accounting  acquiror." Further, as a result of Network  Peripherals  Inc.'s  decision to  discontinue  its NuWave and legacy business,  Network Peripherals Inc. became a non-operating  public shell with no
continuing  operations,   and  no  intangible  assets  associated  with  Network
Peripherals Inc. were purchased by FalconStor, Inc. Accordingly, the transaction will be accounted for as a recapitalization  of FalconStor and recorded based on the fair value of Network  Peripherals  Inc.'s net tangible  assets  acquired by
FalconStor, with no goodwill or other intangible assets being recognized.  Costs incurred by FalconStor  directly  related to the transaction  will be charged to stockholders'  equity. For further information relating to the transaction,  see our proxy statement for special meeting of stockholders  held on August 22, 2001 and our Current Report on Form 8-K, dated September 6, 2001.

            Our  principal  executive  offices are  located at 125 Baylis  Road,
Melville, New York 11747. Our telephone number is (631) 777-5188.

                                  RISK FACTORS

            AN INVESTMENT IN THE SHARES  OFFERED BY THIS  PROSPECTUS  INVOLVES A
HIGH DEGREE OF RISK. YOU SHOULD  CAREFULLY  CONSIDER THE FOLLOWING RISK FACTORS,
AS  WELL  AS  INFORMATION  CONTAINED  AND  INCORPORATED  BY  REFERENCE  IN  THIS
PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

FAILURE OF THE MERGER TO ACHIEVE POTENTIAL  BENEFITS COULD HARM OUR BUSINESS AND
OPERATING RESULTS.

            We expect that the merger will result in potential  benefits for us.
Achieving these potential  benefits will depend on a number of factors,  some of which include:

            o   retention of key management,  marketing and technical  personnel after the merger;

            o   our ability to increase  our  customer  base and to increase the sales of our products; and

            o   competitive conditions in the storage networking  infrastructure software market.

            We cannot assure you that the anticipated benefits will be achieved.
The failure to achieve anticipated  benefits could harm our business,  financial condition and operating results.

WE HAVE HAD LIMITED REVENUES AND A HISTORY OF LOSSES,  AND WE MAY NOT ACHIEVE OR
MAINTAIN PROFITABILITY.

            We were incorporated on February 10, 2000. Due to the early stage of our  product,  we have had  limited  revenues  and a history of losses.  For the period from inception  (February 10, 2000) through June 30, 2001, we had a gross loss of  $592,169  and a net  loss  of  $9,456,311.  We  currently  have  signed contracts with resellers and original equipment manufacturers,  or OEMs, to ship our products and expect that as a result of these  contracts,  our revenues will increase in the future.  Our business model depends upon signing agreements with additional OEM customers, developing a reseller sales channel, and expanding our direct sales force. Any difficulty in obtaining these OEM and reseller customers or in attracting  qualified sales personnel will negatively impact our financial performance.

NETWORK PERIPHERALS INC. MAY HAVE LIABILITIES AND ONGOING OBLIGATIONS TO CERTAIN
CUSTOMERS AND SUPPLIERS AS A RESULT OF THE WINDING DOWN OF ITS BUSINESS.

            Network  Peripherals  Inc.  had  existing  agreements  with  certain suppliers  and  customers,  which  we are  in  the  process  of  terminating  in connection with the winding down of that business.  NPI may have  liabilities to certain existing customers and suppliers as a result of the termination of these agreements.  While we are taking steps to minimize any such potential liability, we  cannot  be sure  that our  efforts  to  remove  all such  liability  will be successful.

THE MARKET FOR IP-BASED STORAGE SOLUTIONS IS NEW AND UNCERTAIN, AND OUR BUSINESS
WILL SUFFER IF IT DOES NOT DEVELOP AS WE EXPECT.

            The rapid adoption of Internet protocol (IP)-based storage solutions is critical to our future  success.  The market for IP-based  solutions is still unproven,  making it difficult to predict its  potential  size or future  growth rate, and there are currently only a handful of companies with IP-based  storage products that are  commercially  available.  Most potential  customers have made substantial investments in their current storage networking infrastructure,  and they may elect to remain  with  current  network  architectures  or to adopt new architecture,  in limited stages or over extended  periods of time. We will need to convince these  potential  customers of the benefits of our IP-based  storage products for future storage network  infrastructure  upgrades or expansions.  We cannot be certain  that a viable  market  for our  products  will  develop or be sustainable.  If this market does not develop,  or develops  more slowly than we expect,  our business,  financial  condition and results of operations  would be seriously harmed.

IF WE ARE UNABLE TO DEVELOP AND MANUFACTURE NEW PRODUCTS THAT ADDRESS ADDITIONAL
STORAGE  NETWORKING  INFRASTRUCTURE  SOFTWARE  MARKET  SEGMENTS,  OUR  OPERATING
RESULTS MAY SUFFER.

            Although  our  current  products  are  designed  for one of the most significant segments of the storage networking  infrastructure  software market, demand may shift to other market segments.  Accordingly,  we may need to develop
and  manufacture  new  products  that  address   additional  storage  networking
infrastructure  software  market  segments and emerging  technologies  to remain competitive in the data storage software industry.  We cannot assure you that we
will  successfully  qualify  new  storage  networking   infrastructure  software
products  with  our  customers  by  meeting  customer  performance  and  quality specifications or quickly achieve high volume  production of storage  networking infrastructure software products.

            Any failure to address  additional  market  segments  could harm our business, financial condition and operating results.

OUR COMPLEX  PRODUCTS  MAY HAVE ERRORS OR DEFECTS  THAT COULD  RESULT IN REDUCED
DEMAND FOR OUR PRODUCTS OR COSTLY LITIGATION.

            Our IPStor  platform is complex and designed to be deployed in large and complex  networks.  Many of our customers  will require that our products be designed to interface with customers' existing networks,  each of which may have different  specifications and utilize multiple protocol  standards.  Because our products  are  critical  to the  networks  of  our  customers,  any  significant interruption  in their service as a result of defects in our product  within our customers'  networks  could result in lost  profits or damage to our  customers.
These problems could cause us to incur  significant  service and warranty costs, divert engineering  personnel from product development efforts and significantly impair our ability to maintain existing  customer  relationships and attract new customers.  In addition,  a product liability claim,  whether successful or not, would  likely be time  consuming  and  expensive  to  resolve  and would  divert management  time and attention.  Further,  if we are unable to fix the errors or other  problems  that may be  identified  in full  deployment,  we would  likely experience  loss of or  delay  in  revenues  and loss of  market  share  and our business and prospects would suffer.

THROUGH  JUNE  30,  2001,  WE  RECEIVED  49% OF  OUR  REVENUES  FROM A  ONE-TIME
CONSULTING  FEE AND A MAJORITY OF OUR FUTURE  REVENUES  MAY BE DERIVED FROM OEMS
AND RESELLERS.

            From inception through June 30, 2001, one customer, Depository Trust
Company,  accounted for 49% of our revenues. Such revenues related to a one-time consulting  fee,  and we do not expect that we will realize  significant  future revenues from this customer or from consulting services.  Our management expects that the expansion of the end user base through OEMs and resellers  will account for a significant  portion of our revenue.  We presently have  approximately  43 signed  contracts  with  OEMs  and  resellers.  These  contracts  are  generally terminable upon 30 to 60 days' notice and OEMs and resellers have a wide variety of suppliers to choose from and therefore could make substantial  demands on the
Company.  If we lose a key customer or if any of our key customers  reduce their orders of our products or require us to reduce our prices  before we are able to reduce costs,  our  business,  financial  condition and operating  results would suffer.

OUR QUARTERLY RESULTS MAY FLUCTUATE  SIGNIFICANTLY,  WHICH COULD CAUSE OUR STOCK
PRICE TO DECLINE.

            Our future performance will depend on many factors, including:

            o    the average unit selling price of our products;

            o    existing  or new  competitors  introducing  better  products at competitive prices before we do;

            o    our ability to manage  successfully  the complex and  difficult process of qualifying our products with our customers;

            o    our customers canceling,  rescheduling or deferring significant orders for our products,  particularly  in  anticipation of new products or enhancements from us or our competitors;

            o    import or export  restrictions on our  proprietary  technology;
                 and

            o    personnel changes.

            Many of our expenses are relatively fixed and difficult to reduce or modify.  As a result,  the fixed nature of our expenses will magnify any adverse effect of a decrease in revenue on our operating results.

THE STORAGE NETWORKING  INFRASTRUCTURE SOFTWARE MARKET IS HIGHLY COMPETITIVE AND
INTENSE COMPETITION COULD NEGATIVELY IMPACT OUR BUSINESS.

            The storage networking  infrastructure  software market is intensely competitive even during periods when demand is stable.  Our management  believes that we compete  primarily with DataCore and StorageApps.  Those competitors and other potential  competitors may be able to establish  rapidly or expand storage
networking   infrastructure  software  offerings  more  quickly,  adapt  to  new technologies and customer  requirements faster and take advantage of acquisition and other opportunities more readily.

            Our competitors also may:

            o    consolidate   or  establish   strategic   relationships   among
                 themselves to lower their product costs or to otherwise compete more effectively against us; or

            o    bundle their  products with other  products to increase  demand for their products.

            In  addition,  some  OEMs with  whom we do  business,  or hope to do business,  may enter the market directly and rapidly capture market share. If we fail  to  compete  successfully  against  current  or  future  competitors,  our business, financial condition and operating results may suffer.

THE LOSS OF ANY OF OUR KEY PERSONNEL COULD HARM OUR BUSINESS.

            Our success  depends  upon the  continued  contributions  of our key employees,  many of whom would be extremely difficult to replace. We do not have key person life insurance on any of our personnel. Many of our senior management and a significant  number of our other  employees  have been with us for a short period of time.  Worldwide  competition  for  skilled  employees  in the storage networking  infrastructure  software  industry is extremely  intense.  If we are unable to retain existing employees or to hire and integrate new employees,  our business,  financial  condition and operating results could suffer. In addition, companies whose employees accept positions with competitors often claim that the competitors  have engaged in unfair hiring  practices.  We may be the subject of such claims in the future as we seek to hire qualified personnel and could incur substantial costs defending ourself against those claims.

OUR BOARD OF  DIRECTORS  MAY  SELECTIVELY  RELEASE  SHARES OF OUR  COMMON  STOCK
RECEIVED BY THE FORMER FALCONSTOR, INC. STOCKHOLDERS FROM LOCK-UP RESTRICTIONS.

            Our board of directors may, in its sole  discretion,  release any or all  of the  shares  of our  common  stock  received  by the  former  FalconStor stockholders from lock-up  restrictions at any time with or without notice.  Any release of such shares from  lock-up  restrictions  may be applied to our former
stockholders  on  a  proportionate   or  selective  basis.  If  the  release  is
selectively  applied,  the  stockholders  whose shares are not released  will be forced to hold such shares while other  stockholders may sell. In addition,  the release of any of such shares could depress our stock price.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS WILL SUFFER.

            Our success is dependent upon our proprietary technology. Currently, the IPStor  software suite is the core of our  proprietary  technology.  We have three pending patent applications and pending trademark  applications related to our IPStor  product.  We cannot predict  whether we will receive patents for our pending or future patent  applications,  and any patents that we own or that are issued to us may be invalidated,  circumvented or challenged.  In addition,  the laws of  certain  countries  in  which  we sell and  manufacture  our  products,
including   various  countries  in  Asia,  may  not  protect  our  products  and intellectual  property  rights  to the same  extent  as the  laws of the  United
States.

            We also rely on trade secret,  copyright and trademark laws, as well as the confidentiality and other restrictions  contained in our respective sales contracts  and  confidentiality  agreements to protect our  proprietary  rights.
These legal protections afford only limited protection.

OUR  TECHNOLOGY  MAY BE  SUBJECT  TO  INFRINGEMENT  CLAIMS  THAT  COULD HARM OUR
BUSINESS.

            We may become subject to litigation  regarding  infringement  claims alleged by third  parties.  We have received  correspondence  from a third party claiming  that some of our employees  formerly  employed by that third party may have  disclosed  proprietary  information  of the third  party in  violation  of certain  agreements or other  obligations to that third party.  This third party has also asserted that our intellectual property may be based on or utilizes its intellectual property. As of the date of this registration  statement, no formal action has been taken by the third  party.  We believe  these claims are without merit. However, if an action is commenced against us, our management may have to
devote   substantial   attention  and  resources  to  defend  these  claims.  An
unfavorable  result for the Company could have a material  adverse effect on our business,  financial  condition and operating and could limit our ability to use our intellectual property.

WE HAVE A SIGNIFICANT  AMOUNT OF AUTHORIZED BUT UNISSUED  PREFERRED STOCK, WHICH
MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

            Our Board of Directors has the authority,  without further action by the  stockholders,  to issue up to 2,000,000  shares of preferred  stock on such terms and with such rights,  preferences and  designations,  including,  without limitation  restricting  dividends on our common  stock,  dilution of the voting power of our common stock and impairing the liquidation rights of the holders of our  common  stock,  as  the  Board  may  determine  without  any  vote  of  the stockholders.  Issuance  of such  preferred  stock,  depending  upon the rights, preferences and designations thereof may have the effect of delaying,  deterring or  preventing  a  change  in  control.  In  addition,  certain  "anti-takeover"
provisions of the Delaware  General  Corporation  Law,  among other things,  may restrict  the  ability  of our  stockholders  to  authorize  a merger,  business combination or change of control.

WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING OPTIONS, THE EXERCISE OF WHICH WOULD
DILUTE THE THEN-EXISTING STOCKHOLDERS' PERCENTAGE OWNERSHIP OF OUR COMMON STOCK.

            As of September 3, 2001, we have outstanding  options to purchase an aggregate of 7,473,372 shares of our common stock at a weighted average exercise price of $3.97 per share.

            The  exercise of all of the  outstanding  options  would  dilute the then-existing  stockholders' percentage ownership of common stock, and any sales in the public  market of the common  stock  issuable  upon such  exercise  could adversely affect prevailing market prices for the common stock. In addition, the existence of a significant  amount of  outstanding  options may encourage  short selling by the option  holders  since the  exercise of the  outstanding  options could depress the price of our common stock.  Moreover,  the terms upon which we would be able to obtain  additional  equity capital could be adversely  affected because  the holders of such  securities  can be expected to exercise or convert them at a time when we would,  in all  likelihood,  be able to obtain any needed capital on terms more favorable than those provided by such securities.

                                 USE OF PROCEEDS

            The shares of Common Stock offered  hereby are being  registered for the account of the  selling  stockholders  identified  in this  prospectus.  See
"Selling  Stockholders." All net proceeds from the sale of the Common Stock will go to the stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of Common Stock.

                             ADDITIONAL INFORMATION

            We have filed  with the  Securities  and  Exchange  Commission  (the
"SEC") a  registration  statement  on Form S-3 under the  Securities  Act,  with respect to the resale of Common Stock. This prospectus, which constitutes a part of that registration  statement,  does not contain all the information contained in that registration  statement and its exhibits.  For further  information with respect to our Common Stock and the Company, you should consult the registration statement and its exhibits.  Statements contained in this prospectus  concerning the provisions of any documents are  necessarily  summaries of those  documents, and each  statement is qualified in its entirety by reference to the copy of the document  filed  with  the  SEC.  The  registration  statement  and  any  of its amendments,  including exhibits filed as a part of the registration statement or an amendment to the  registration  statement,  are available for  inspection and copying  through  the  entities  listed  below.  See  "Where  You Can Find  More
Information."

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other  information  with the SEC.  You may read and copy any document we file at the SEC's public  reference  rooms in  Washington,  D.C., New York, New York and
Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public  reference rooms. Our SEC filings are also available to the public from the SEC's Web site at  http://www.sec.gov.  Reports,  proxy  statements and other  information  concerning  us can also be inspected at the Nasdaq  National
Market Operations, 1735 K Street, N.W., Washington, D.C.

                           INCORPORATION BY REFERENCE

            The SEC allows us to  incorporate  by reference the  information  we file with it, which means that we can disclose  important  information to you by referring you to those documents.  The information  incorporated by reference is considered to be part of this prospectus, and information we file later with the
SEC will automatically update and supersede this information.  We incorporate by reference the documents  listed below and any future filings made by us with the

SEC under Sections 13(a),  13(c), 14, or 15(d) of the Securities Exchange Act of
1934 until the sale of all of the  shares of Common  Stock that are part of this offering. The documents we are incorporating by reference are as follows:

            (1)  Our Annual Report on Form 10-K for the year ended  December 31,
2000;

            (2)  Our  Quarterly  Report on Form 10-Q for the quarter  ended June
30, 2001;

            (3)  Our Current Reports on Form 8-K filed on April 16, 2001, August
23, 2001 and September 6, 2001;

            (4)  Our  Registration  Statement on Form S-4 filed on May 11, 2001, as subsequently amended;

            (5)  The   description   of  our  Common  Stock   contained  in  our
registration  statement  on Form 8-A  declared  effective by the SEC on June 28,
1994, including any amendments or reports filed for the purpose of updating that description.

            You may  request a copy of the  filings,  at no cost,  by writing or telephoning the following address:

                           FalconStor Software, Inc.
                           125 Baylis Road
                           Melville, New York 11747
                           Attention:  Chief Financial Officer
                           (631) 777-5188

            When you are deciding  whether to purchase the shares being  offered by this prospectus, you should rely on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different  information.  We are not making any offer of the shares in any state where the offer is not permitted.  You should not assume that the  information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                              SELLING STOCKHOLDERS

            The following list of selling stockholders  includes,  the number of shares of Common  Stock  beneficially  owned,  the  maximum  number of shares of
Common  Stock to be sold in the  Offering  by the selling  stockholders  and the number  of  shares  of  Common  Stock to be  beneficially  owned by the  selling stockholders  after  the  Offering  (assuming  sale of such  maximum  number  of shares).  We have 44,669,548 shares of Common Stock issued and outstanding as of
August  23,  2001.  The  number of shares  to be sold in the  Offering  includes
28,247,984  shares of Common Stock.  The shares being offered  hereby  primarily relate to the resale of shares of Common Stock,  by our affiliates or affiliates of FalconStor,  Inc., which were acquired in the merger between FalconStor,  Inc and us.

            A selling  stockholder  may sell all or part of the shares of Common
Stock registered for its account hereunder. To the extent that, pursuant to Rule
13d-3 of the Securities  Exchange Act of 1934, as amended, a selling stockholder may be deemed to be the  beneficial  owner of shares  held by one or more  other beneficial  owners of Common  Stock,  we have included all of such shares in the information presented in the table.

                                       10

                                                       Percent             Maximum
                                     Shares            Beneficially        Number of          Shares to be          Percent to be
                                     Beneficially      Owned Prior         Shares to be       Beneficially          Beneficially
                                     Owned Prior to    to this             Offered for        Owned after           Owned after
                                     this Offering(1)  Offering(1)         Resale             this Offering(1)      this Offering(1)
                                     ----------------  -----------         ------             ----------------      ----------------

ReiJane Huai (2)                       10,824,260           24.2%          10,824,260                0                    N/A
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, NY  11747

Barry Rubenstein (3)                    7,351,292           16.5%           7,351,292                0                    N/A
68 Wheatley Road
Brookville, NY 11545

Brookwood Partners, L.P. (4)              526,956            1.2%             526,956                0                    N/A
68 Wheatley Road
Brookville, NY 11545

Seneca Ventures (4)                       642,453            1.4%             642,453                0                    N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Associates III, L.P. (6)       1,962,836            4.4%           1,962,836                0                    N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Foreign Partners III,          1,962,836            4.4%           1,962,836                0                    N/A
L.P. (6)
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners III, L.P. (5)         1,962,836            4.4%           1,962,836                0                    N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Foreign Partners,
L.P. (6)                                  525,059            1.2%             525,059                0                    N/A
 68 Wheatley Road
Brookville, NY 11545

Wheatley Partners, L.P. (6)               525,059            1.2%             525,059                0                    N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners II, L.P. (4)            180,089            *                180,089                0                    N/A
68 Wheatley Road
Brookville, NY 11545

Woodland Partners (4)                     692,983            1.7%             692,983                0                    N/A
68 Wheatley Road
Brookville, NY 11545

                                       11

                                                       Percent             Maximum
                                     Shares            Beneficially        Number of          Shares to be          Percent to be
                                     Beneficially      Owned Prior         Shares to be       Beneficially          Beneficially
                                     Owned Prior to    to this             Offered for        Owned after           Owned after
                                     this Offering(1)  Offering(1)         Resale             this Offering(1)      this Offering(1)
                                     ----------------  -----------         ------             ----------------      ----------------

Woodland Venture Fund (4)                 743,513            1.6%             743,513                0                    N/A
68 Wheatley Road
Brookville, NY 11545

Irwin Lieber (7)                        4,602,689           10.3%           4,602,689                0                    N/A
80 Cuttermill Road, Suite 311
Great Neck, NY 11021

Barry Fingerhut (8)                     3,000,164            6.7%           3,000,164                0                    N/A
767 Fifth Avenue, 45th Floor
New York, NY 10153

Nancy Casey (9)                         2,089,161            4.7%           2,089,161                0                    N/A
10836 Pleasant Hill Drive
Potomac, MD 20854

Applegreen Partners (4)                   346,491            0.8%             346,491                0                    N/A
271 Hamilton Road
Chappaqua, NY 10514

Seth Lieber (10)                        3,129,972            7.0%           3,129,972                0                    N/A
200 East 72 Street, PH N
New York, NY 10021

Jonathan Lieber (11)                    3,039,740            6.8%           3,039,740                0                    N/A
271 Hamilton Road
Chappaqua, NY 10514

Marilyn Rubenstein (12)                 2,614,163            5.9%           2,614,163                0                    N/A
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545

Lawrence S. Dolin (13)                     40,000            *                 40,000                *                    N/A
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, NY  11747

Steven A. Fischer (14)                      2,500            *                  2,500                *                    N/A
245 Jerome Street
Syosset, NY 11791

Glenn Penisten (15)                       612,654            1.4%             225,908          406,925                    N/A
11651 Brooks Road
Windsor, CA 95492

Steven Owings (16)                         58,030            *                 58,030                0                    N/A
ScanSource
6 Logue Court
Greenville, SC 29615

                                       12

                                                       Percent             Maximum
                                     Shares            Beneficially        Number of          Shares to be          Percent to be
                                     Beneficially      Owned Prior         Shares to be       Beneficially          Beneficially
                                     Owned Prior to    to this             Offered for        Owned after           Owned after
                                     this Offering(1)  Offering(1)         Resale             this Offering(1)      this Offering(1)
                                     ----------------  -----------         ------             ----------------      ----------------

Wayne Lam (17)                             82,147            *                  3,537           78,610                    N/A
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, New York  11747

----------------------------------
*Less than one percent

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired  by such  person  within 60 days after the date hereof  upon  the  exercise  of  options,  warrants  or  convertible
            securities.   Each  beneficial  owner's   percentage   ownership  is
            determined  by  assuming  that  options,   warrants  or  convertible
            securities  that are held by such  person (but not those held by any other person) and that are  currently  exercisable  (i.e.,  that are
            exercisable   within  60  days  from  the  date  hereof)  have  been
            exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and  investment  power with respect to all shares beneficially owned by them.

(2)         Based upon information  contained in a Form 3 and Schedule 13D filed by Mr. Huai and certain other  information.  Since August 2001,  Mr.
            Huai has been a  Director  and our  President  and  Chief  Executive
            Officer.  Mr.  Huai  joined  FalconStor,  Inc.  in  July  2000  as a director,  and subsequently became its president and chief executive officer in December 2000.

(3)         Based upon information  contained in a report on a Schedule 13D (the
            "Wheatley  13D")  filed  jointly  by  Barry  Rubenstein,   Brookwood
            Partners, L.P. ("Brookwood"),  Seneca Ventures ("Seneca"),  Wheatley
            Associates  III,  L.P.  ("Wheatley  Associates"),  Wheatley  Foreign
            Partners, L.P. ("Wheatley Foreign"),  Wheatley Foreign Partners III,
            L.P. ("Wheatley Foreign III"), Wheatley Partners, L.P. ("Wheatley"),
            Wheatley Partners II, L.P.  ("Wheatley II"),  Wheatley Partners III,
            L.P.  ("Wheatley  III"),  Woodland  Partners,  Woodland Venture Fund
            ("Woodland  Fund"),  and certain other  entities with the SEC, and a
            Form 3 filed by Mr. Rubenstein with the SEC as well as certain other information.  Consists of (i) 2,077,403  shares of Common Stock held by Mr.  Rubenstein,  (ii)  526,956  shares of common  stock  held by
            Brookwood, (iii) 642,453 shares of common stock held by Seneca, (iv)
            299,809  shares of common  stock held by  Wheatley  Associates,  (v)
            41,008 shares of common stock held by Wheatley Foreign, (vi) 293,012 shares of common stock held by Wheatley  Foreign III,  (vii) 484,051 shares of common stock held by Wheatley,  (viii)  180,089  shares of common  stock held by Wheatley II, (ix)  1,370,015  shares of common stock held by Wheatley III, (x) 692,983  shares of common stock held by Woodland Partners and (xi) 743,513 shares of common stock held by
            Woodland Fund. Does not include 8,258 shares of common stock held by
            Mr. Rubenstein's  spouse,  Marilyn Rubenstein.  Mr. Rubenstein was a director of FalconStor,  Inc. from February 2000 to August 2001. Mr.
            Rubenstein  disclaims beneficial ownership of the securities held by
            Wheatley,  Wheatley  Foreign,  Wheatley II,  Wheatley III,  Wheatley
            Foreign  III,  Wheatley  Associates,   Seneca,   Woodland  Ventures,
            Woodland  Partners  and  Brookwood  except  to  the  extent  of  his respective equity interest therein.

                                       13

(4)         Based upon  information  contained  in the  Wheatley 13D and certain other information.

(5)         Based upon  information  contained in the Wheatley 13D.  Consists of
            (i) 299,809 shares of common stock held by Wheatley Associates, (ii)
            293,012  shares of common  stock held by  Wheatley  Foreign  III and
            (iii)  1,370,015  shares  of  common  stock  held by  Wheatley  III.
            Wheatley Associates disclaims beneficial ownership of the securities held by Wheatley Foreign III and Wheatley III.  Wheatley Foreign III
            disclaims  beneficial  ownership of the securities  held by Wheatley
            Associates  and  Wheatley  III.  Wheatley III  disclaims  beneficial ownership of the securities held by Wheatley Associates and Wheatley
            Foreign III.

(6)         Based upon  information  contained  in the  Wheatley 13D and certain other information.  Consists of (i) 41,008 held by Wheatley Foreign, and  (ii)  484,051  held by  Wheatley.  Wheatley  Foreign  disclaims beneficial ownership of the securities held by Wheatley and Wheatley disclaims  beneficial  ownership  of the  shares  held  by  Wheatley
            Foreign.

(7)         Based upon  information  contained  in the  Wheatley 13D and certain other information.  Consists of (i) 1,934,705 shares of Common Stock held by Irwin  Lieber,  (ii) 484,051  shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vii)  299,809  shares of Common Stock held by Wheatley  Associates.
            Mr. Lieber disclaims  beneficial ownership of the securities held by
            Wheatley,  Wheatley  Foreign,  Wheatley II,  Wheatley III,  Wheatley
            Foreign  III and  Wheatley  Associates,  except to the extent of his respective equity interests therein.

(8)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 322,180  shares of Common Stock held by Barry Fingerhut, (ii) 484,051 shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vii)  299,809  shares of Common Stock held by Wheatley  Associates.
            Mr. Fingerhut disclaims  beneficial ownership of the securities held by Wheatley,  Wheatley Foreign,  Wheatley II, Wheatley III, Wheatley
            Foreign  III and  Wheatley  Associates,  except to the extent of his respective equity interests therein.

(9)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 126,325  shares of Common Stock held by  Nancy  Casey  and  her  husband,  as  joint  tenants,  (ii)
            1,370,015 shares of Common Stock held by Wheatley III, (iii) 293,012 shares  of Common  Stock  held by  Wheatley  Foreign  III,  and (iv)
            299,809  shares of Common  Stock held by  Wheatley  Associates.  Ms.
            Casey  disclaims  beneficial  ownership  of the  securities  held by
            Wheatley III, Wheatley Foreign III and Wheatley  Associates,  except to the extent of her respective equity interests therein.

(10)        Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 25,265  shares of Common  Stock held by Seth  Lieber,  (ii)  484,051  shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by  Wheatley  III,  (f)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vi) 299,809 shares of Common Stock held by Wheatley  Associates and
            (vii) 346,491 shares of Common Stock held by Applegreen.  Mr. Lieber

                                       14

            disclaims  beneficial  ownership of the securities held by Wheatley,
            Wheatley  Foreign,  Wheatley II, Wheatley III, Wheatley Foreign III,
            Wheatley  Associates  and  Applegreen,  except to the  extent of his respective equity interests therein.

(11)        Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 25,265  shares of Common  Stock held by Jonathan Lieber, (ii) 484,051 shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by  Wheatley  III,  (f)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vi) 299,809 shares of Common Stock held by Wheatley  Associates and
            (vii) 346,491 shares of Common Stock held by Applegreen.  Mr. Lieber disclaims  beneficial  ownership of the securities held by Wheatley,
            Wheatley  Foreign,  Wheatley II, Wheatley III, Wheatley Foreign III,
            Wheatley  Associates  and  Applegreen,  except to the  extent of his respective equity interests therein.

(12)        Based upon  information  contained  in the  Wheatley 13D and certain other information. Consists of (i) 8,258 shares of Common Stock held by Marilyn  Rubenstein,  (ii) 642,453 shares of Common Stock held by
            Seneca,  (iii)  743,513  shares of  Common  Stock  held by  Woodland
            Venture,  (iv)  692,983  shares of  Common  Stock  held by  Woodland
            Partners and (v) 526,956  shares of Common Stock held by  Brookwood.
            Mrs.  Rubenstein  disclaims  beneficial  ownership of the securities held by Seneca,  Woodland Venture,  Woodland Partners and Brookwood,
            except to the extent of her  respective  equity  interests  therein.
            Does not  include  2,077,403  shares  of Common  Stock  held by Mrs.
            Rubenstein's spouse, Barry Rubenstein.

(13)        Based on information  contained in the Form 3 filed by Mr. Dolin and certain other  information.  Includes 40,000 shares held by Northern
            Union Club. Mr. Dolin is a general partner of Mordo Partners,  which is a general  partner of Northern  Union Club.  Mr. Dolin  disclaims beneficial  ownership of the securities held by Northern Union Club, except to the extent of her respective equity interests therein. Mr.
            Dolin joined the Company in August 2001 as a director.

(14)        Based upon information  contained in the Form 3 filed by Mr. Fischer and certain other  information.  Mr.  Fischer  joined the Company in
            August 2001 as a director.

(15)        Based upon information contained in the Form 4 filed by Mr. Penisten and certain other  information.  Includes  180,464  shares of common stock  held by Lazy P  Investors,  L.P.  and an option  to  purchase
            386,667  shares of common  stock within 60 days.  Mr.  Penisten is a general  partner of Lazy P Investors,  L.P. Mr.  Penisten has been a director of the Company since 1996.

(16)        Based upon  information  contained in the Form 3 filed by Mr. Owings and certain  other  information.  Mr.  Owings  joined the Company in
            August 2001 as a director.

(17)        Based upon  information  contained  in the Form 3 filed by Mr. Wayne
            Lam and certain  other  information.  Includes an option to purchase
            78,610 shares of common stock exercisable within 60 days of the date hereof. Mr. Wayne Lam joined FalconStor,  Inc. in April 2000 as Vice
            President, Marketing and is currently our Vice President, Marketing.

            The  following  table names the  ultimate  beneficial  owners of the shares  of our  Common  Stock  for  those  selling  stockholders  that  are  not individuals.

NAME OF THE ENTITY                                INFORMATION

Brookwood Partners, L.P.                      Mr. Barry Rubenstein
                                              Mrs. Marilyn Rubenstein

Seneca Ventures                               Mr. Barry Rubenstein

                                       15

NAME OF THE ENTITY                                INFORMATION

Wheatley Associates III, L.P.                 Mr. Barry Rubenstein
                                              Mr. Irwin Lieber
                                              Mr. Barry Fingerhut
                                              Mr. Jonathan Lieber
                                              Mr. Seth Lieber
                                              Ms. Nancy Casey
                                              Mr. Brian Rubenstein

Wheatley Foreign Partners, L.P.               Mr. Barry Rubenstein
                                              Mr. Irwin Lieber
                                              Mr. Barry Fingerhut
                                              Mr. Jonathan Lieber
                                              Mr. Seth Lieber

Wheatley Foreign Partners III, L.P.           Mr. Barry Rubenstein
                                              Mr. Irwin Lieber
                                              Mr. Barry Fingerhut
                                              Mr. Jonathan Lieber
                                              Mr. Seth Lieber
                                              Ms. Nancy Casey
                                              Mr. Brian Rubenstein

Wheatley Partners, L.P.                       Mr. Barry Rubenstein
                                              Mr. Irwin Lieber
                                              Mr. Barry Fingerhut
                                              Mr. Jonathan Lieber
                                              Mr. Seth Lieber

Wheatley Partners II, L.P.                    Mr. Barry Rubenstein
                                              Mr. Irwin Lieber
                                              Mr. Barry Fingerhut
                                              Mr. Jonathan Lieber
                                              Mr. Seth Lieber

Wheatley Partners III, L.P.                   Mr. Barry Rubenstein
                                              Mr. Irwin Lieber
                                              Mr. Barry Fingerhut
                                              Mr. Jonathan Lieber
                                              Mr. Seth Lieber
                                              Ms. Nancy Casey
                                              Mr. Brian Rubenstein

Woodland Partners                             Mr. Barry Rubenstein
                                              Mrs. Marilyn Rubenstein

Woodland Venture Fund                         Mr. Barry Rubenstein

Applegreen Partners                           Mr. Irwin Lieber
                                              Mr. Seth Lieber
                                              Mr. Jonathan Lieber

                              PLAN OF DISTRIBUTION

            This offering is self-underwritten; neither the selling stockholders nor we have employed an underwriter  for the sale of Common Stock by the selling stockholders.  We will bear all expenses in connection  with the  preparation of this Prospectus. The selling stockholders will bear all expenses associated with the sale of their Common Stock.

                                       16

            The  selling  stockholders  may offer their  shares of Common  Stock directly  or  through  pledgees,  donees,  transferees  or other  successors  in interest in one or more of the following transactions:

            o    On any stock  exchange on which the shares of Common  Stock may be listed at the time of sale

            o    In negotiated transactions

            o    In the over-the-counter market

            o    In a combination of any of the above transactions

            The selling  stockholders  may offer their shares of Common Stock at any of the following prices:

            o    Fixed prices that may be changed

            o    Market prices prevailing at the time of sale

            o    Prices related to such prevailing market prices

            o    At negotiated prices

             The selling  stockholders  may effect such  transactions by selling shares to or through  broker-dealers,  and all such  broker-dealers  may receive compensation  in the form of discounts,  concessions,  or  commissions  from the selling  stockholders  and/or the  purchasers of shares of Common Stock for whom such  broker-dealers  may act as agents or to whom they sell as  principals,  or both (which compensation as to a particular  broker-dealer might be in excess of customary commissions).

             Any   broker-dealer   acquiring   Common  Stock  from  the  selling
stockholders  may sell the shares either directly,  in its normal  market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the American Stock
Exchange or at prices related to such prevailing  market prices or at negotiated prices  to  its  customers  or  a  combination  of  such  methods.  The  selling stockholders and any broker-dealers  that act in connection with the sale of the
Common Stock hereunder might be deemed to be  "underwriters"  within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal  might be deemed to be  underwriting discounts and  commissions  under the Securities Act. Any such  commissions,  as well as other  expenses  incurred by the  selling  stockholders  and  applicable transfer taxes, are payable by the selling stockholders.

             The selling  stockholders reserve the right to accept, and together with any  agent of the  selling  stockholder,  to reject in whole or in part any proposed  purchase of the shares of Common Stock. The selling  stockholders will pay any sales  commissions  or other  seller's  compensation  applicable to such transactions.

             We have not  registered or qualified  offers and sales of shares of the Common Stock under the laws of any country other than the United States.  To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  Common  Stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell shares of Common Stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

                                       17

             The selling  shareholders  have represented to us that any purchase or sale of  shares  of  Common  Stock by them  will  comply  with  Regulation  M promulgated under the Securities  Exchange Act of 1934, as amended.  In general,
Rule 102 under  Regulation M prohibits any person  connected with a distribution of securities (the  "Distribution")  from directly or indirectly bidding for, or purchasing for any account in which he or she has a beneficial interest,  any of such  securities or any right to purchase such  securities,  for a period of one business  day before and after  completion  of his or her  participation  in the distribution (we refer to that time period as the "Distribution Period").

             During  the  Distribution  Period,  Rule  104  under  Regulation  M prohibits  the  selling  stockholders  and  any  other  persons  engaged  in the
Distribution  from engaging in any  stabilizing  bid or purchasing of our Common
Stock  except for the purpose of  preventing  or retarding a decline in the open market  price of our Common  Stock.  No such  person may effect any  stabilizing transaction  to facilitate  any offering at the market.  Inasmuch as the selling shareholders  will be  reoffering  and reselling our Common Stock at the market,
Rule  104  prohibits  them  from  effecting  any   stabilizing   transaction  in
contravention of Rule 104 with respect to our Common Stock.

             There can be no assurance that the selling  stockholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

             Certain legal matters in connection with the issuance of the shares of Common Stock  offered  hereby have been passed upon for the Company by Olshan
Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York
10022.  Steven  Wolosky,  a member of Olshan  Grundman  Frome  Rosenzweig  &
Wolosky LLP, holds 90,232 shares of Common Stock of the Company.

                                     EXPERTS

             The  consolidated  financial  statements  of  FalconStor,  Inc.  (a development  stage  enterprise) as of December 31, 2000, and for the period from inception  (February 10, 2000) through December 31, 2000 have been  incorporated by reference in this Prospectus and in the registration statement in reliance on the report of KPMG LLP, independent  certified public accountants,  incorporated by reference herein,  and upon the authority of said firm as experts in auditing and accounting.

            The consolidated financial statements of Network Peripherals Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this Prospectus have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers
LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                       18

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No dealer,  salesman or other person has been authorized to give any information or to make any  representations  other than those  contained in this  prospectus and, if given or made, such other  information and  representations  must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or  solicitation  by anyone in any  state in which  such  person is not authorized,  or in which the person  making  such offer or  solicitation  is not qualified  to do so, or to any person to whom it is  unlawful to make such offer or solicitation. The delivery of this prospectus at any time does not imply that the information  herein is correct as of any time subsequent to the date hereof.
We have not  authorized  any  dealer,  salesperson  or other  person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.

                                28,247,984 SHARES

                            FALCONSTOR SOFTWARE, INC.

                                  COMMON STOCK

                          ----------------------------
                                   PROSPECTUS
                          ----------------------------

                                 ______ __, 2001

                                       19

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

            The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:

               SEC Registration Fee...........................        $54,737.81
               Accounting Fees and Expenses...................        $10,000
               Legal Fees and Expenses........................        $15,000
               Blue Sky Fees and Expenses.....................         $2,000
               Miscellaneous Expenses.........................         $3,262.19
                                                                      ----------
               Total..........................................        $85,000

Item 15.    Indemnification of Directors and Officers.

            As permitted by the Delaware General  Corporation Law ("DGCL"),  the
Company's  Certificate  of  Incorporation,   as  amended,  limits  the  personal
liability  of a director  or officer to the  Company  for  monetary  damages for breach of fiduciary duty of care as a director.  Liability is not eliminated for
(i)  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  acts  or  omissions  not in good  faith  or  which  involve intentional  misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions  pursuant to Section 174 of the DGCL, or (iv) any  transaction  from which the director  derived an improper  personal benefit.

            The Company has also entered into  indemnification  agreements  with each of its directors and executive  officers.  The  indemnification  agreements provide that the  directors and executive  officers will be  indemnified  to the fullest  extent  permitted by  applicable  law against all  expenses  (including attorneys' fees),  judgments,  fines and amounts  reasonably paid or incurred by them for  settlement in any  threatened,  pending or completed  action,  suit or proceeding,  including any derivative  action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other  company or  enterprise  in which they are  serving at the  request of the
Company.   No  indemnification   will  be  provided  under  the  indemnification
agreements,  however,  to any director or executive  officer in certain  limited circumstances,  including  on  account  of  knowingly  fraudulent,  deliberately
dishonest  or  willful   misconduct.   To  the  extent  the  provisions  of  the
indemnification  agreements exceed the  indemnification  permitted by applicable law, such  provision may be  unenforceable  or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to pubic policy.

DELAWARE LAW

            The Company is subject to Section 203 of the DGCL, which prevents an
"interested  stockholder" (defined in Section 203, generally, as a person owning
15% or more of a  corporation's  outstanding  voting  stock) from  engaging in a
"business combination" with a publicly-held Delaware corporation for three years following  the date such person became an interested  stockholder,  unless:  (i)
before such person became an interested  stockholder,  the board of directors of the  corporation  approved the  transaction in which the interested  stockholder became an interested stockholder or approved the business combination; (ii) upon consummation  of the transaction  that resulted in the interested  stockholder's becoming an interested stockholder, the interested stockholder owns at least 85%
of the voting stock of the  corporation  outstanding at the time the transaction commenced (subject to certain exceptions), or (iii) following the transaction in which such person became an interested stockholder,  the business combination is

                                      II-1

approved  by the board of  directors  of the  corporation  and  authorized  at a meeting of  stockholders  by the  affirmative  vote of the holders of 66% of the outstanding  voting  stock  of the  corporation  not  owned  by  the  interested stockholder. A "business combination" includes mergers, stock or asset sales and
other   transactions   resulting  in  a  financial  benefit  to  the  interested
stockholder.

            The  provisions  of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in the control of the Company.

Item 16.    Exhibits.

            Exhibit Index

       5        Opinion of Olshan  Grundman Frome  Rosenzweig & Wolosky LLP with respect to the securities registered hereunder.

       23.1     Consent of KPMG LLP.

       23.2     Consent of PricewaterhouseCoopers LLP.

       23.3     Consent  of Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
                (included within Exhibit 5).

       24.1     Powers  of  Attorney  (included  on the  Signature  page  to the
                Registration Statement).

Item 17.    Undertakings.

            The undersigned registrant hereby undertakes:

(1)         To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material  information  with respect to the plan of  distribution not  previously  disclosed  in  the  registration  statement  or any material change to such information in the registration statement.

(2)         That,  for the  purpose  of  determining  any  liability  under  the
            Securities Act of 1933, each such post-effective  amendment shall be deemed to be a new registration statement relating to the securities offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from  registration by means of a post-effective  amendment any of the  securities  being  registered  that remain unsold at the termination of the offering.

            The undersigned  registrant  hereby undertakes that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of
1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise,

                                      II-2

the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  each such  liabilities  (other than the payment by the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

            In accordance  with the  requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements of filing on Form S-3 and authorizes this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the  Town of  Melville,  State of New  York,  on the 21st day of
September, 2001.

                                  FALCONSTOR SOFTWARE, INC.
                                  -------------------------
                                            (Registrant)
                                  By: /s/  ReiJane Huai
                                      ------------------------------------------
                                           ReiJane Huai
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes and appoints each of ReiJane Huai and Jacob Ferng his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution,  for and in his or her  name,  place and  stead,  in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same,  with all exhibits  thereto,  and other  documents in  connection therewith,  with the  Securities  and Exchange  Commission,  granting  unto said attorney-in-fact  and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all  intents  and  purposes  as he or she might or could do in  person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

     Signature                          Title                                  Date
     ---------                          -----                                  ----

/s/ ReiJane Huai            Director, President and Chief Executive        September 21, 2001
--------------------        Officer (Principal Executive Officer)
ReiJane Huai

/s/ Jacob Ferng             Vice President and Chief Financial             September 21, 2001
--------------------        Officer (Principal Financial Officer and
Jacob Ferng                 Principal Accounting Officer)

-------------------         Director                                      September __, 2001
Glenn Penistein

/s/ Lawrence S. Dolin       Director                                       September 21, 2001
---------------------
Lawrence S. Dolin

                            Director                                       September __, 2001
---------------------
Steven H. Owings

                                      II-4

/s/ Steven R. Fischer       Director                                       September 21, 2001
---------------------
Steven R. Fischer

                                      II-5

Exhibits.
--------

                 Exhibit Index

         5       Opinion of Olshan Grundman Frome  Rosenzweig & Wolosky LLP with respect to the securities registered hereunder.

         23.1    Consent of KPMG LLP.

         23.2    Consent of PricewaterhouseCoopers LLP.

         23.3    Consent  of Olshan  Grundman  Frome  Rosenzweig  & Wolosky  LLP
                 (included within Exhibit 5).

         24.1    Powers  of  Attorney  (included  on the  Signature  page to the
                 Registration Statement).